UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

TOWNSQUARE MEDIA, INC.
(Name of Registrant As Specified In Its Charter)

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TOWNSQUARE MEDIA, INC.
One Manhattanville Road, Suite 202
Purchase, New York 10577

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF TOWNSQUARE MEDIA, INC.:

NOTICE IS HEREBY GIVEN that, on January 27, 2021, the holders of more than a majority of the voting power of Townsquare Media, Inc., a Delaware corporation (the “Company,” “we” or “us”), approved the following actions (the “Action”) without a meeting of stockholders in accordance with the Delaware General Corporation Law (the “DGCL”):

1.To amend the Company’s 2014 Omnibus Incentive Plan (the “Plan”) to increase the number of shares issuable under the Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions will not be adopted until a date at least twenty (20) days after the date the definitive Information Statement has been mailed to our stockholders. This Information Statement is first mailed to you on or about March 10, 2021. We anticipate that the actions contemplated herein will be effected on or about the close of business on March 10, 2021.

The accompanying Information Statement is being provided to you for informational purposes only to comply with requirements of the Exchange Act, and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Action discussed above, since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approval for these matters have been secured by means of the written consent of the holders of a majority of the voting power of the Company.

This Information Statement is first being sent on or about March 10, 2021, to the Company’s stockholders.

By Order of the Board of Directors,

/s/ Steven Price
Steven Price
Executive Chairman of the Board of Directors

Dated: March 10, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:

A copy of this Notice of Action and the accompanying Information Statement is available free of charge at

www.townsquaremedia.com/equity-investors/sec-filings

This Information Statement Is Being Provided to You by the Board of Directors of the Company.

Information Statement pursuant to Section 14(c) of the Securities Exchange
Act of 1934 and Rule 14c-1 et seq and Notice of Actions
Taken by Written Consent of the Stockholders

TOWNSQUARE MEDIA, INC.
One Manhattanville Road, Suite 202
Purchase, New York 10577

INFORMATION STATEMENT MARCH 10, 2021

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

INTRODUCTION

This information statement on Schedule 14C (this “Information Statement”) is first being sent on or about March 10, 2021 to the holders of record as of the close of business on January 27, 2021 (the “Record Date”), of shares of Class A common stock, $0.01 par value per share (“Class A Common Stock”), and Class B common stock, $0.01 par value per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Voting Common Stock”), of Townsquare Media, Inc., a Delaware corporation (the “Company,” “we” or “us”). Our Voting Common Stock together with our Class C common stock, $0.01 par value per share (the “Class C Common Stock”) is collectively referred to herein as the “Common Stock.”

This Information Statement is to notify such stockholders that, on January 27, 2021, we received the approval, via a written consent in lieu of a meeting of stockholders, of the holders of a majority of the voting power of the Company (the “Consenting Stockholders”), representing approximately 52.4% of the voting power of the Company on the Record Date, approving the following:

1.To amend the Company’s 2014 Omnibus Incentive Plan (the “Plan”) to increase the number of shares issuable under the Plan from 12,000,000 to 27,000,000 shares.
The amendment to the Plan was approved by our Board of Directors on January 25, 2021 by unanimous written consent in lieu of meeting.
A copy of the proposed amendment to the Plan is attached hereto as Appendix A (the “Plan Amendment”).
This Information Statement is first being mailed or furnished to our stockholders on or about March 10, 2021. The Plan Amendment will not go into effect until at least 20 days after such date.
This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Plan Amendment covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly-available documents filed with the SEC.
Our stockholders will not be entitled to any rights of appraisal under Delaware law or otherwise with respect to the approval and implementation of the Plan Amendment.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY INFORMATION

The purpose of the Information Statement is to effect the Plan Amendment described above. The following is Summary Information regarding the Plan Amendment. This summary does not contain all of the information that may be important to you. You should read in their entirety this Information Statement and the other documents included or referred to in this Information Statement in order to fully understand the matters discussed in this Information Statement.

Why am I receiving this Information Statement?
It is for your information only. The Plan Amendment was approved on January 27, 2021 by written consent of the holders of approximately 52.4% of our voting power. In order to avoid costs, we did not solicit consents from all our stockholders in connection with the approval of the Plan Amendment. Under these circumstances, federal securities laws require us to furnish you with this Information Statement at least 20 calendar days before effecting the Plan Amendment.

Who is Entitled to Notice?	Each holder of record of outstanding shares of our Voting Common Stock on the Record Date is entitled to notice of the actions to be taken pursuant to the written consent of the stockholders.

Why Did the Company Seek Stockholder Approval?	The approval of the Plan Amendment is required by the terms of the Plan.

What will the Amendment do if Implemented?	The Plan Amendment will increase the shares covered under the Plan from 12,000,000 shares to 27,000,000.

Am I being asked to approve the Plan Amendment?	No. The Plan Amendment has already been approved by the holders of a majority of our voting power and the unanimous written consent of our Board of Directors. No further stockholder approval of the Plan Amendment is required.

ACTION 1

AMENDMENT TO THE COMPANY’S
2014 OMNIBUS INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN

On January 25, 2021, our Board, and on January 27, 2021, stockholders holding a majority of our voting power, approved an amendment to the Company’s 2014 Omnibus Incentive Plan (the “Plan”), adding 15,000,000 additional shares of Common Stock for possible future issuances pursuant to awards under the Plan for a total reserved share number of 27,000,000; the additional shares represent 78.8% of our outstanding shares of Common Stock as of December 31, 2020. The amendment of the Plan will be effective as of the date the Action becomes effective as described below. Other than increasing the Plan share reserve by these additional 15,000,000 shares, no material changes were made to the Plan. The Plan was initially approved by our Board on July 21, 2014 to provide incentives that would attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. We have not approved an increase in past years since the Plan was adopted. We believe that this increase in shares will provide a sufficient number of shares for future grants under the Plan for the next several years.

The principal features of the Plan, as amended, are summarized below. A copy of the Plan Amendment is attached hereto as Appendix A.

REASONS FOR AND GENERAL EFFECT OF THE PLAN AMENDMENT

To enhance the Company’s flexibility to make awards, our Board of Directors determined to make the above change to the Plan. In addition, the Plan Amendment increasing the number of shares authorized for issuance under the Plan ensures our ability to continue to grant incentive equity awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are valued assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. The Plan is the sole active plan for providing equity incentive compensation.

All necessary corporate approvals in connection with the amendment of our Plan to effect the Amendment have been obtained. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act and the DGCL, of this corporate action. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be effective until 20 days after the date this definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders as of the Record Date. Therefore, this Information Statement is being sent to you for informational purposes only.

DESCRIPTION OF THE PLAN

Administration
The Plan is administered by the Compensation Committee of our Board of Directors. Among the Compensation Committee’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the Plan as it deems necessary or proper. The Compensation Committee has the authority to administer and interpret the Plan, grant discretionary awards under the Plan, determine the persons to whom awards will be granted, determine the types of awards to be granted, determine the terms and conditions of each award, determine the number of shares of Common Stock to be covered by each award, make all other determinations in connection with the Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and delegate authority under the Plan to our executive officers.

Available Shares

As amended, the aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Plan or with respect to which awards may be granted may not exceed 27,000,000 shares, including shares of Class A Common Stock, Class B Common Stock and Class C Common Stock. The number of shares that will be available for issuance under the Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of Common Stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares that will be available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our Common Stock or shares of Common Stock held in or acquired for our treasury. In general, if awards under the Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the Plan. The maximum grant date fair value for any award granted to a non-employee member of the Board of Directors during any calendar year may not exceed $500,000.

Eligibility for Participation
Members of our Board of Directors, as well as employees of, and consultants to, us or any of our affiliates and affiliates will be eligible to receive awards under the Plan. As of March 10, 2021, approximately 4 non-employee directors, 2,220 employees and no consultants of the Company and its affiliates are eligible to participate in the Plan.

Award Agreement
Awards granted under the Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Stock Options
The Compensation Committee is able to grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of our Common Stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our Common Stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.

Stock Appreciation Rights
The Compensation Committee is able to grant stock appreciation rights, which we refer to as SARs, either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable, which we refer to as a Tandem SAR, or independent of a stock option, which we refer to as a Non-Tandem SAR. A SAR is a right to receive a payment in shares of our Common Stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our Common Stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee will also be able to grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.

Restricted Stock

The Compensation Committee is able to award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient will generally have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee will be able to determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock will be required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals is substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. The performance goals for performance-based restricted stock may be based on one or more of the objective criteria set forth on Exhibit A to the Plan and are discussed in general below.

Other Stock-Based Awards
The Compensation Committee is able to, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock and deferred stock units under the Plan that are payable in cash or denominated or payable in or valued by shares of our Common Stock or factors that influence the value of such shares. The Compensation Committee will be able to determine the terms and conditions of any such other awards. The performance goals for performance-based other stock-based awards may be based on one or more of the objective criteria set forth on Exhibit A to the Plan and discussed in general below.

Other Cash-Based Awards
The Compensation Committee is able to grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee will be able to accelerate the vesting of such award in its discretion.

Performance Awards
The Compensation Committee is able to grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Based on service, performance and/or other factors or criteria, the Compensation Committee will be able to, at or after grant, accelerate the vesting of all or any part of any performance award.

Performance Goals
Awards of stock options, restricted stock, performance awards, and other stock-based awards may be granted, vest and be paid based on attainment of specified performance goals established by the Compensation Committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following measures selected by the Compensation Committee: (1) income per share; (2) operating income; (3) gross income; (4) net income, before or after taxes; (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital; (12) income before interest and taxes; (13) income before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenue; (19) gross revenue; (20) revenue growth; (21) annual recurring revenue; (22) recurring revenue; (23) license revenue; (24) sales or market share; (25) total stockholder return; (26) economic value added; (27) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Compensation Committee; (28) the fair market value of a share of our Common Stock; (29) the growth in the value of an investment in our Common Stock assuming the reinvestment of dividends; or (30) reduction in operating expenses.

To the extent permitted by law, the Compensation Committee will also be able to exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee.

In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee will be able to designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control
In connection with a change in control, as defined in the Plan, the Compensation Committee is able to accelerate vesting of outstanding awards under the Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our Common Stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of our Common Stock paid in a change in control is less than the exercise price of the award. The Compensation Committee will also be able to provide for the lapse of restrictions of an award at any time.

Stockholder Rights
Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our Common Stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination
Notwithstanding any other provision of the Plan, our Board of Directors will be able to, at any time, amend any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability
Awards granted under the Plan generally will be nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee will be able to provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards
The Plan provides that awards granted under the Plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.

U.S. Federal Tax Consequences
    Under the Code as currently in effect, a grant under the Plan of options, SARs, restricted stock, or restricted stock units would have no federal income tax consequence at the time of grant. All amounts taxable as ordinary income to participants under the Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to certain caps on the deductibility of executive compensation imposed by the Code.

    Options and SARs. Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a SAR, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an incentive stock option that a participant has held for at least two (2) years after the date of grant and at least one (1) year after the date of exercise, the participant will not have taxable income, except that the alternative minimum tax may apply. When there is a disposition of the shares subject to the incentive stock option, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. Any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one (1) year after the option was exercised.

    Restricted Stock. Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to the participant as ordinary income when it becomes vested.

    Restricted Stock Units. When shares of Common Stock with respect to restricted stock unit awards are delivered to the participant, the value of the shares is taxable to the participant as ordinary income.

    Cash-based awards. When payment of a cash-based award is made, the participant will recognize ordinary income on such payment.

The preceding discussion does not constitute tax advice, is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Plan. A participant may also be subject to state, local and foreign taxes in connection with the grant of awards under the Plan. We strongly encourage participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

New Plan Benefits
    The benefits that will be awarded or paid under the Plan, as amended, cannot currently be determined. Awards granted under the Plan are within the discretion of the Compensation Committee, and the committee has not determined future awards or who might receive them. As of March 9, 2021, the closing price of a share of Company Common Stock was $10.51.

Equity Compensation Plan Information

    The following table provides information as of December 31, 2020, with respect to shares of Common Stock that may be issued upon exercise of outstanding stock options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	16,700,713	7.92	162,233
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	16,700,713	8	162,233

CONSENTING STOCKHOLDERS APPROVAL REQUIRED
The Consenting Stockholders holding more than a majority of the voting power of the Company executed and delivered to us a written consent, effective as of January 27, 2021, authorizing the Action. As of the Record Date, the Consenting Stockholders held shares representing approximately 52.4% of the voting power of the Company. The Consenting Stockholders voted all of their respective shares to approve the Action.
Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Action as early as possible in order to accomplish the purposes of the Company, as hereafter described.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Class A, Class B and Class C Common Stock as of the Record Date for:

•each beneficial owner of more than 5% of any class of the Company’s outstanding shares;

•each of the Company’s named executive officers;

•each of the Company’s directors; and

•all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or dispositive power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and dispositive power with respect to the shares beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within sixty (60) days of the Record Date are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 14,447,493 shares of Class A Common Stock, 2,966,669 shares of Class B Common Stock, and 1,636,341 shares of Class C Common Stock outstanding as of the Record Date.

	Class A (2)		Class B (2)		Class C (2)		Total (3)
Name of Beneficial Owner (1)	Number	%	Number	%	Number	%	Number	%
5% Stockholders
Certain funds managed by Oaktree (4)	10,410,204	44.8%	2,151,373	72.5%	—	—	12,561,577	45.1%
The Madison Square Garden Company (5)	3,208,139	22.2%	—	—	—	—	3,208,139	16.8%
Funds affiliated with MSD Capital Management (6)	—	—	—	—	1,636,341	100%	1,636,341	8.6%
Edenbrook Capital, LLC (7)	756,014	5.2%	—	—	—	—	756,014	4.0%
American Century Investment Management, Inc. (8)	732,280	5.1%	—	—	—	—	732,280	3.8%

Directors and Named Executive Officers
B. James Ford (9)	39,917	*	—	—	—	—	39,917	*
Gary Ginsberg (10)	69,773	*	—	—	—	—	69,773	*
Stephen Kaplan (11)	49,917	*	—	—	—	—	49,917	*
David Lebow (12)	64,082	*	—	—	—	—	64,082	*
Steven Price (13)	110,737	*	2,284,903	49.5%	—	—	2,395,640	11.6%
David Quick (4)	—	—	—	—	—	—	—	—
Bill Wilson (14)	1,270,602	8.3%	—	—	—	—	1,270,602	6.4%
Stuart Rosenstein (15)	5,500	*	1,013,003	26.2%	—	—	1,018,503	5.1%
Erik Hellum (16)	254,746	1.7%	—	—	—	—	254,746	1.3%
All Directors and Current Executive Officers as a Group (13 persons) (17)	2,060,863	13.1%	3,537,448	61.7%	—	—	5,598,311	24.3%
* Represents less than 1%

(1)     Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Townsquare Media, Inc., One Manhattanville Road, Suite 202, Purchase, New York 10577.

(2)    Holders of Class C Common Stock are not entitled to vote on matters to be voted upon by stockholders generally, whereas each share of Class A Common Stock entitles its holder to one vote and each share of Class B Common Stock entitles its holder to 10 votes. Holders of Class B Common Stock and Class C Common Stock are each entitled to a separate class vote on any amendment of any specific rights of the holders of Class B Common Stock or Class C Common Stock, respectively, that does not similarly affect the rights of the holders of Class A Common Stock. In connection with the transfer of shares of Class B Common Stock, unless the transferee is an affiliate or related party of Oaktree or FiveWire, such transferred shares automatically convert into an equal number of shares of Class A Common Stock. In connection with the transfer of shares of Class C Common Stock, unless prior to such transfer, the transferor or transferee sends a notice to the Company requesting that the shares of Class C Common Stock remain shares of Class C Common Stock following such transfer, such transferred shares will automatically convert into an equal number of shares of Class A Common Stock. Each holder of Class B Common Stock or Class C Common Stock is entitled to convert at any time all or any part of such holder’s shares of Class B Common Stock or Class C Common Stock, as applicable, into an equal number of shares of Class A Common Stock. However, to the extent that such conversion or transfer would result in the holder or transferee holding more than 4.99% of the Class A Common Stock following such conversion or transfer, the holder or transferee shall first deliver to the Company an ownership certification for the purpose of enabling the Company (i) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC rules and regulations and (ii) to seek any necessary approvals from the FCC or the United States Department of Justice. The Company, however, is not required to convert any share of Class B Common Stock or Class C

Common Stock if the Company in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either such Act.

(3)     Aggregate beneficial ownership of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock. Does not represent voting power.

(4)    Includes 1,513,122 shares of Class B Common Stock and warrants to purchase 6,199,826 shares of Class A Common Stock, which are immediately exercisable for a de minimis exercise price per share, directly beneficially owned by OCM POF IV AIF GAP Holdings, L.P. (“GAP Holdings”), 638,251 shares of Class B Common Stock and warrants to purchase 2,615,154 shares of Class A Common Stock directly beneficially owned by OCM PF/FF Radio Holdings PT, L.P. (“Radio Holdings”), 230,297 shares of Class A Common Stock directly beneficially owned by Oaktree FF Investment Fund, L.P. (“FFIF”), 113,265 shares of Class A Common Stock directly beneficially owned by Second Street Holdings 1, L.P. (“SSH1”), 154,015 shares of Class A Common Stock directly beneficially owned by Second Street Holdings 2, L.P. (“SSH2”), 449,210 shares of Class A Common Stock directly beneficially owned by Second Street Holdings 3, L.P. (“SSH3”), 85,478 shares of Class A Common Stock directly beneficially owned by Second Street Holdings 4, L.P. (“SSH4”), 106,955 shares of Class A Common Stock directly beneficially owned by Second Street Holdings 5, L.P. (“SSH5”), 263,791 shares of Class A Common Stock directly beneficially owned by Second Street Holdings 6, L.P. (“SSH6”), 104,940 shares of Class A Common Stock directly beneficially owned by Second Street Holdings 7, L.P. (“SSH7”) and 87,273 shares of Class A Common Stock directly beneficially owned by Second Street Holdings 8, L.P. (“SSH8” and together with SSH1, SSH2, SSH3, SSH4, SSH5, SSH6 and SSH7, the “SSH Entities”). Oaktree Capital Group Holdings GP, LLC (“OCGH”) is the general partner of Oaktree Capital Group Holdings, L.P. (“Capital Group LP”). Capital Group LP is a managing member of Atlas OCM Holdings, LLC. Atlas OCM Holdings, LLC is the sole managing member of Oaktree AIF Investment GP LLC. Oaktree AIF Investment GP LLC is the general partner of Oaktree AIF Investments, L.P. (“AIF Investments”). Oaktree Capital Management GP LLC is the general partner of Oaktree Capital Management, L.P. (“OCMLP”). AIF Investments is the general partner of Oaktree Fund GP III, L.P. (“Oaktree GP III”). Oaktree GP III is the managing member of Oaktree Fund GP AIF, LLC (“Fund GP AIF LLC”). Fund GP AIF LLC is the general partner of Oaktree Fund AIF Series, L.P.-Series B (“Series B”), Oaktree Fund AIF Series, L.P.-Series I (“Series I”) and Oaktree Fund AIF Series, L.P.-Series D (“Series D”). Series B is the general partner of OCM Principal Opportunities Fund IV AIF (Delaware), L.P. (“Principal Opportunities”). Principal Opportunities is the sole member of OCM/GAP Holdings IV, LLC (“OCM/GAP”). OCM/GAP is the general partner of GAP Holdings. Series I and Series D are general partners of Radio Holdings. OCMLP is the sole member of PF5 GP, LLC (“PF5 GP”) and the director of Oaktree FF Investment Fund GP Ltd. (“FFIF GP Ltd”). PF5 GP is the general partner of the SSH Entities. FFIF GP Ltd is the general partner of Oaktree FF Investment Fund GP, L.P. (“FFIF GP LP”). FFIF GP LP is the general partner of FFIF. OCGH is a limited liability company managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone (each, an “OCGH Member” and, collectively, the “OCGH Members”). In such capacity, the OCGH Members may be deemed indirect beneficial owners of the securities directly beneficially owned by GAP Holdings, Radio Holdings, FFIF and the SSH Entities. These securities also may be deemed beneficially owned by Mr. Quick by virtue of being an officer of OCMLP, which manages the investments of Principal Opportunities and FFIF. Except to the extent of their respective pecuniary interest, each OCGH Member and each of the general partners, managers, officers and members described above disclaims beneficial ownership of these securities. The address for all of the entities and individuals identified above is c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(5)     These shares are directly held by Madison Square Garden Investments, LLC. Madison Square Garden Investments, LLC is a direct wholly-owned subsidiary of MSG Ventures Holdings, LLC. MSG Ventures Holdings, LLC is a direct wholly-owned subsidiary of MSG Entertainment Holdings, LLC. MSG Entertainment Holdings, LLC is a direct wholly-owned subsidiary of MSG Sports & Entertainment, LLC. MSG Sports & Entertainment, LLC is a direct wholly-owned subsidiary of The Madison Square Garden Company. The address for each of these entities is Two Pennsylvania Plaza, New York, New York 10121.

(6)     Includes 189,493 shares of Class C Common Stock directly beneficially owned by SOF Investments, L.P. (“SOF Investments”) and 1,446,848 shares of Class C Common Stock directly beneficially owned by SOF Investments, L.P. - Private V (“SOF Private V”). MSD Capital, L.P. (“MSD Capital”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own, the securities beneficially owned by, SOF Investments and SOF Private V. MSD Capital Management LLC (“MSD Capital Management”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Each of John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to have or share voting and/or dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital Management. Each of Messrs. Phelan and Lisker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. The address for all of the entities and individuals identified above is c/o MSD Capital, L.P., 645 Fifth Avenue, 21st Floor, New York, New York 10012.

(7)     This information is based solely on the Schedule 13D (the “Edenbrook 13D”) filed by Edenbrook Capital, LLC (“Edenbrook”) and Jonathan Brolin (together with Edenbrook, the “Edenbrook Reporting Persons”) with the SEC on September 8, 2020, reporting the beneficial ownership of shares of our Class A Common Stock as of September 1, 2020. The Edenbrook 13D indicates that Edenbrook and Mr. Brolin have shared voting power over 756,014 shares of our Class A Common Stock. The address of each of the Edenbrook Reporting Persons is 116 Radio Circle, Mount Kisco, New York 10549.

(8)    This information is based solely on the Schedule 13G (the “American Century Schedule 13G”) filed by American Century Investment Management, Inc. (“ACIM”), American Century Companies, Inc. (“ACC”) and Stowers Institute for Medical Research (“SIMR” and, together with ACIM and ACC, the “American Century Reporting Persons”) with the SEC on February 11, 2020, reporting the beneficial ownership of shares of our Class A Common Stock as of December 31, 2019. The American Century Schedule 13G indicates that ACIM, ACC and SIMR each have sole voting power over 688,411 shares of our Class A Common Stock and sole dispositive power over 732,280 shares of our Class A Common Stock. The address of each of the American Century Reporting Persons is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(9)     Includes 15,220 shares of restricted Class A Common Stock, which remain subject to vesting restrictions.

(10)     Includes 26,057 shares of Class A Common Stock that can be acquired upon the exercise of options. Includes 15,220 shares of restricted Class A Common Stock, which remain subject to vesting restrictions.

(11)     Includes 15,220 shares of restricted Class A Common Stock, which remain subject to vesting restrictions.

(12)     Includes 22,366 shares of Class A Common Stock that can be acquired upon the exercise of options. Includes 15,220 shares of restricted Class A Common Stock, which remain subject to vesting restrictions.

(13)     Includes 50,000 shares of Class A Common Stock and 440,239 shares of Class B Common Stock held by The Price 1998 Descendant’s Trust. Mr. Price, as a trustee of the foregoing trust, may be deemed to have beneficial ownership of the shares of Class A Common Stock and Class B Common Stock held by the trust. Mr. Price disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein. Also includes 1,653,631 shares of Class B Common Stock that can be acquired upon the exercise of options. Pursuant to the Stockholders’ Agreement, Mr. Price, Mr. Rosenstein, and Mr. Schatz have granted an irrevocable proxy to Oaktree to vote their shares of Class B Common Stock, subject to certain ownership thresholds of Oaktree.

(14)     Includes 779,370 shares of Class A Common Stock that can be acquired upon the exercise of options. Includes 200,000 shares of restricted Class A Common Stock that remain subject to vesting.

(15)     Includes 895,790 shares of Class B Common Stock that can be acquired upon the exercise of options. Pursuant to the Stockholders’ Agreement, Mr. Price, Mr. Rosenstein, and Mr. Schatz have granted an irrevocable proxy to Oaktree to vote their shares of Class B Common Stock, subject to certain ownership thresholds of Oaktree.

(16)     Includes 231,730 shares of Class A Common Stock that can be acquired upon the exercise of options.

(17)    Includes 1,243,232 shares of Class A Common Stock and 2,767,117 shares of Class B Common Stock that can be acquired upon the exercise of options.

EXECUTIVE AND DIRECTOR COMPENSATION

The following discussion and tabular disclosure describe the material elements of compensation for all individuals serving as the Company’s principal executive officer or acting in a similar capacity and the next two most highly compensated executive officers as of December 31, 2020 (collectively, the “NEOs”). The NEOs for 2020 are Bill Wilson, Stuart Rosenstein, and Erik Hellum.

Summary Compensation Table

The following table sets forth information concerning the total compensation received by, or earned by, each of the NEOs during the past two fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Bill Wilson, Chief Executive Officer	2020	1,000,000	500,000	—	1,642,500	120,860	3,263,360
	2019	1,000,000	600,000	—	—	61,537	1,661,537
Stuart Rosenstein, Executive Vice President and Chief Financial Officer	2020	750,000	450,000	—	1,642,500	149,749	2,992,249
	2019	750,000	550,000	—	—	123,274	1,423,274
Erik Hellum, Executive Vice President, Chief Operating Officer - Local Media	2020	625,000	475,000	—	1,314,000	63,078	2,477,078
	2019	625,000	680,000	—	—	25,535	1,330,535

1    The Company has utilized the Townsquare Media, Inc. Annual Performance Plan (the “Annual Bonus Plan”) since its initial public offering in 2014. The Annual Bonus Plan provides for the grant of bonus awards to employees of the Company and/or its subsidiaries and is administered by the Compensation Committee with respect to the executive officers. The Compensation Committee, in its sole discretion, grants bonus awards to executive officers in whole or in part in cash, Common Stock, or other property, based on any or all of the following: (i) attainment of time-based vesting conditions, (ii) attainment of any performance goal established by the Compensation Committee with respect to any performance period; or (iii) the Compensation Committee’s evaluation of a participant’s individual performance for the Company and/or its subsidiaries. Consistent with prior years, the bonus reflected in the table awarded to each NEO is a discretionary cash bonus awarded annually by the Compensation Committee that is subject to annual review. The Compensation Committee in its sole and complete discretion, determines the amount of the bonus based on employee performance for the year. Under the Annual Bonus Plan, unless otherwise agreed by the Compensation Committee, an employee must be employed by the Company and/or its subsidiaries on the applicable date of payment of a bonus award in order to receive payment.

2    We granted stock options to our NEOs in 2020. The options to purchase Class A and Class B Common Stock granted to our NEOs in December 2020 vest 25% on each of the first four anniversaries of the grant date. We did not make any equity awards to our NEOs in 2019. These amounts reflect the grant date fair value of stock options and restricted stock granted during 2020. The grant date fair value of stock options granted in 2020 was determined in accordance with ASC 718 using the Black-Scholes option pricing model and valuation assumptions specified in Note 13 - Stockholders' Equity of our financial statements included in the Company's Annual Report on Form 10-K, filed with the

SEC on June 9, 2020. The grant date fair value of the restricted stock granted in 2020 was determined by the closing stock price of the Company's common stock as of the day prior to the grant date.

All Other Compensation:

The following table details the amounts reflected under “All Other Compensation” in the Summary Compensation Table.

Name	Year	Automobile Allowance ($)	Tax Gross-Up Payments ($)(1)	401(k) Matching Contributions ($)	Healthcare and Other Benefits ($)(2)	Total ($)
Bill Wilson	2020	24,000	10,360	2,500	84,000	120,860
	2019	18,000	—	2,800	40,737	61,537
Stuart Rosenstein	2020	24,000	15,571	2,850	107,328	149,749
	2019	18,000	11,683	2,800	90,791	123,274
Erik Hellum	2020	2,364	—	1,563	59,151	63,078
	2019	9,456	—	2,800	13,279	25,535

1    Reflects tax gross-up payments to Mr. Rosenstein in 2020 and 2019 to offset a tax liability arising from the automobile allowance received from the Company. Reflects tax gross-up payments to Mr. Wilson in 2020 to offset a tax liability arising from the automobile allowance received from the Company.

2    The healthcare and other benefits column represents the cost of insurance premiums for the health insurance of each of the NEOs. For Mr. Rosenstein, it also includes $23,328 and $22,593 paid in respect of association dues for 2020 and 2019, respectively.

401(k) Plan:
The Company maintains for the benefit of its United States employees a 401(k) Retirement and Savings Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 70.5, disposition of substantially all of the Company’s assets or upon financial hardship.

Employment Agreements:
See “- Potential Payments Upon Termination of Change in Control - Agreements with Named Executive Officers” below for a description of our agreements with the NEOs.

Outstanding Equity Awards at December 31, 2020:

The following table sets forth certain information with respect to outstanding equity awards of the NEOs as of December 31, 2020.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)
Bill Wilson	12/21/2020	—	250,000	6.57	(2)	12/21/2030	—	—
	5/31/2018	300,000	300,000	6.31	(2)	5/31/2028	200,000	1,332,000	(3)
	8/19/2015	87,950	—	8.74	(1) (5)	8/19/2025	—	—
	7/25/2014	391,420	—	8.74	(1) (5)	7/25/2024	—	—
Stuart Rosenstein	12/21/2020	—	250,000	6.57	(2)	12/21/2030	—	—
	11/8/2018	—	50,000	6.25	(4)	11/8/2028	—	—
	5/31/2018	25,000	25,000	6.31	(2)	5/31/2028	—	—
	8/19/2015	87,950	—	8.74	(1) (5)	8/19/2025	—	—
	7/25/2014	782,840	—	8.74	(1) (5)	7/25/2024	—	—
Erik Hellum	12/21/2020	—	200,000	6.57	(2)	12/21/2030	—	—
	11/8/2018	—	50,000	6.25	(4)	11/8/2028	—	—
	12/21/2017	50,000	50,000	8.24	(4)	12/21/2027	—	—
	7/25/2014	181,730	—	8.74	(1) (5)	7/25/2024	—	—

1    Pursuant to the Company's option exchange which became effective on August 17, 2018, the NEO tendered a larger number of options with an exercise price of $9.63 in exchange for these options with an exercise price of $8.74 per share. The grant date shown in the above table reflects the original issuance date of the respective options.

2    These options vest 25% on each of the first four anniversaries of the grant date.

3 Market value based on the closing price of the Company's Class A common stock on December 31, 2020 of $6.66 per share. These shares vest 25% on each of the first four anniversaries of the grant date.

4    Each of these options vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date.

5    These options were fully vested upon grant, subject to restrictions on transfer that lapsed with respect to 20%, 25%, 25% and 30% of the options and underlying shares upon the first, second, third and fourth anniversaries of the grant date, respectively. All restrictions with respect to these options have lapsed.

Potential Payments Upon Termination or Change in Control:

2014 Omnibus Incentive Plan:
In connection with the IPO, the Company adopted the Plan, as amended by the Plan Amendment. The Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of the Company or its subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the Plan. The purpose of the Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the Plan.

Award Agreement:
Awards granted under the Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Change in Control:
In connection with a change in control, as defined in the Plan, the Compensation Committee may accelerate vesting of outstanding awards under the Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of the Company’s common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of the Company’s common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may provide for accelerated vesting or lapse of restrictions of an award at any time.

Option awards held by our NEOs are subject to the terms of the Plan and are each governed by an award agreement evidencing such award. The award agreements set forth the terms and conditions of each respective option and, among other things, outline the effect of a change in control of the Company on outstanding awards.

The option awards granted to the NEOs in 2014 and 2015 were fully vested upon grant but were subject to transfer restrictions that lapse with respect to 20%, 25%, 25% and 30% of the option and underlying shares upon the first, second, third and fourth anniversaries of the grant date, respectively. These restrictions have since lapsed. Our NEOs also hold option awards granted in 2016, 2017, 2018, and 2020. These 2016, 2017 and 2018 options vest in equal portions on each of the third and fourth anniversaries of grant (with the exception of the May, 2018 grants which vest in equal portions on each of the first four anniversaries) and the 2020 options vest in equal portions on each of the first four anniversaries of the grant, but are subject to “single-trigger” vesting and would become fully vested and exercisable in the event of a change in control of the Company.

For purposes of the Company’s 2016, 2017, 2018, and 2020 option awards and the Plan, a “change in control” generally means one of the following: (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Oaktree), becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a business transaction or a director whose initial assumption of office occurs as a result of either an actual or threatened election or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) a merger or consolidation of the Company or one of its subsidiaries with any other corporation that results in the voting securities of the Company outstanding prior to the transaction no longer representing at least 50% of the combined voting power of the voting securities of the Company or its successor outstanding immediately after such merger or consolidation; or (iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition to a person or persons who beneficially own 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

For purposes of the Company’s 2014 and 2015 equity awards, a “change in control” generally means one of the following: (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Oaktree), becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company or one of its subsidiaries with any other corporation that results in the voting securities of the Company outstanding prior to the transaction no longer representing at least 50% of the combined voting power of the voting securities of the Company or its successor outstanding immediately after such merger or consolidation.

Agreements with Named Executive Officers:

Each of Messrs. Wilson and Rosenstein entered into an employment agreement with the Company on October 16, 2017, and Mr. Hellum entered into an employment agreement with the Company on October 25, 2017 (each, as amended, an “Employment Agreement”). The term of the Employment Agreement ends on October 16, 2023 for each of Messrs. Wilson and Rosenstein and October 25, 2023 for Mr. Hellum. The Employment Agreements established each executive’s initial base salary and target annual bonus at the following levels: for Mr. Wilson, initial annual base salary of $1,000,000 and a target annual bonus of $500,000; for Mr. Rosenstein, an initial annual base salary of $750,000 and a target annual bonus of $450,000, and for Mr. Hellum, an initial base salary of $625,000 and a target annual bonus of $500,000, with a minimum of $150,000 for 2017 and $125,000 for 2018 for Mr. Hellum. Mr. Wilson’s Employment Agreement provided for his annual cash bonus for each of the Company’s 2018 and 2019 fiscal years to be no less than his target annual bonus.

In the event of termination without “Cause” or resignation for “Good Reason,” each of Messrs. Wilson and Rosenstein will be eligible to receive severance benefits including payments equal to one times the sum of the executive’s respective base salary and target annual bonus, a prorated portion of the bonus for the year of termination, 18 months of both the employer- and employee-portion of medical continuation, and 12 months of equity acceleration. In the event of termination without “Cause” or resignation for “Good Reason,” Mr. Hellum will be eligible to receive severance benefits including payments equal to one times the sum of his base salary and the average of his prior three years’ annual bonus, a prorated portion of the bonus for the year of termination, 12 months of both the employer- and employee-portion of medical continuation, and 12 months of equity acceleration. Further, in the event of termination without “Cause” or resignation for “Good Reason,” all outstanding, vested stock option awards held by each executive will remain exercisable for 24 months following the executive’s termination date or, if earlier, until the original expiration date of the stock option award, and that all outstanding equity awards will fully accelerate and vest upon a change in control of the Company.

Mr. Wilson is entitled to receive severance pay in the amount of three times the sum of his annual base salary and target bonus then in effect in the event that (i) the Company terminates his employment without Cause (x) within 12 months prior to a change in control of the Company (such termination, a “Wilson Anticipatory Termination”) or (y) during the 24-month period following a change in control of the Company or (ii) if he terminates his employment for good reason within 24 months following a change in control of the Company. Mr. Wilson’s employment agreement also provides that in the event of a Wilson Anticipatory Termination, his unvested equity awards will remain outstanding until the earliest to occur of (A) the expiration date of the original award, solely in the case of stock options, (B) the 12-month anniversary of the termination date and (C) a change in control of the Company.

In addition, each of Mr. Rosenstein and Mr. Hellum is entitled to receive severance pay in the amount of two times the sum of his annual base salary and target bonus then in effect in the event that (i) the Company terminates his employment without Cause (x) within six months prior to a change in control of the Company (such termination, an “Anticipatory Termination”) or (y) during the 12-month period following a change in control of the Company or (ii) if he terminates his employment for good reason within 12 months following a change in control of the Company. Each of Mr. Rosenstein’s and Mr. Hellum’s letter agreements also provides that in the event of an Anticipatory Termination, their unvested equity awards will remain outstanding until the earliest to occur of (A) the expiration date of the original award, solely in the case of stock options, (B) the 6-month anniversary of the termination date and (C) a change in control of the Company.

Each of Messrs. Wilson, Rosenstein and Hellum are subject to perpetual confidentiality and non-disparagement covenants and customary non-solicitation and non-competition covenants that apply during the executive’s employment with the Company and for a period of twelve months following a termination that occurs during the term of the Employment Agreement.

For purposes of the Employment Agreements, “Cause” means (1) conviction of, or plea of guilty or nolo contendere to any felony or other criminal act involving fraud, moral turpitude or dishonesty; (2) commission of any act of fraud, embezzlement, or theft in dealings with the Company or its affiliates; (3) willful misconduct that is materially injurious to the Company; (4) material violation of Company policies and directives, which is not cured after written notice and a reasonable opportunity for cure; (5) willful and continued refusal by the executive to substantially perform his duties hereunder (other than such failure resulting from the executive’s incapacity due to physical or mental illness) after written notice identifying the deficiencies and a reasonable opportunity for cure; (6) a material violation by the executive of any material provision of the Employment Agreement or any other material covenants to the Company; or (7) habitual intoxication or continued use of illegal drugs.

“Good Reason” is defined in the Employment Agreements as an occurrence of any of the following events or conditions without the executive’s consent that are not cured by the Company (if susceptible to cure by the Company) within 30 days after the executive gives written notice thereof to the Company, provided that such notice must be given to the Company within 30 days of Executive becoming aware of such condition: (1) any material reduction in the executive’s duties or responsibilities as in effect immediately prior thereto, or assignment of duties materially inconsistent with executive’s title and authority, (2) a material reduction in the executive’s base salary or target annual bonus, (3) a relocation of executive’s primary place of business by 50 miles or more, or (4) any other material breach by the Company of any material provision of the Employment Agreement.

Compensation of Directors for 2020:

The Company pays each director $50,000 in cash annually for his or her board service, plus $25,000 in cash to the chairman of the Audit Committee, and grants each director restricted Class A Common Stock with a grant date fair value of $100,000 on an annual basis.

The table below summarizes the compensation earned or paid to Mr. Ford, Mr. Ginsberg, Mr. Kaplan, Mr. Lebow, and Mr. Price for 2020. As an NEO, compensation earned by or paid to Mr. Wilson is fully reflected in the “Summary Compensation Table” above. Mr. Quick is a Managing Director at Oaktree, which controls more than 50% of the voting power for the election of the Company’s directors as of the Record Date, and does not receive any individual compensation for his service as a director.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
B. James Ford	75,000	99,995	—	—		174,995
Gary Ginsberg	50,000	99,995	65,700	—		215,695
Stephen Kaplan	50,000	99,995	—	—		149,995
David Lebow	50,000	99,995	65,700	—		215,695
Steven Price	487,500	—	1,558,345	118,737	(3)	2,164,582

1    These amounts reflect the grant date fair value of restricted stock granted during 2020, based on the closing price of the Company’s Class A common stock on the day prior to the grant date. These shares vest 100% on the first anniversary of the grant date.

2    These amounts reflect the grant date fair value of stock options granted during 2020, based on the closing price of the Company’s Class A common stock on the day prior to the grant date. These options vest 25% on each of the first four anniversaries of the grant date.

3    In 2020, Mr. Price received $27,192 in an automobile and commuting allowance, $7,181 in tax gross-up payments to offset a tax liability arising from the automobile allowance received from the Company, and $84,000 for fees and insurance premiums paid by the Company.

In connection with Steven Price’s appointment as Executive Chairman of the Board in October, 2017, he and the Company entered into a letter agreement (the “Executive Chairman Agreement”) that provides for an annual base salary of $500,000. The Executive Chairman Agreement provides that upon cessation of Mr. Price’s service as Executive Chairman, all of his unvested stock options will vest and remain exercisable for five years (or if earlier, until the stated term of the award). Under the terms of the Executive Chairman Agreement, Mr. Price is subject to customary non-solicitation and non-competition covenants for the duration of his service as Executive Chairman and for a period of twelve months and six months thereafter, respectively. On December 9, 2019, the Company entered into a letter agreement with Mr. Price, amending the Executive Chairman Agreement (such letter agreement, the “Price Agreement Amendment”). Pursuant to the Price Agreement Amendment, in the event the Company terminates Mr. Price’s service without cause or Mr. Price terminates his service for good reason within 12 months following a change in control of the Company, Mr. Price will be eligible to receive one times his annual base salary then in effect. In the event the Company terminates Mr. Price’s service without cause and a change in control is consummated within six months following the date of such termination, Mr. Price will be eligible to receive one half of his annual base salary then in effect. The definitions of cause and good reason under the Price Agreement Amendment are the same as those defined above in the Employment Agreements discussion.

INTERESTS OF CERTAIN PERSONS

Except in their capacity as stockholders, none of our executive officers, directors or any of their respective associates or affiliates has any interest in the Action.

OTHER MATTERS

Actions Contained in Written Consent

No matters other than those discussed in this Information Statement are contained in the written consent signed by the stockholders holding a majority of the voting power of the Company.

Proposals by Security Holders

No security holder has requested the Company to include any proposal in this Information Statement.

Expenses

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the DGCL with respect to the Action described in this Information Statement, and the Company has not independently provided its stockholders with any such right.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

Townsquare Media, Inc.
Attn: General Counsel
One Manhattanville Road, Suite 202
Purchase, New York 10577 (203) 861-0900

WHERE YOUR CAN FIND MORE INFORMATION
The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Such materials may be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). Our SEC filings are also available free of charge at our Internet website (http://www.townsquaremedia.com). The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not a part of this offering memorandum and is not incorporated into this offering memorandum by reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on June 9, 2020, as amended by the Form 10-K/A amendment filed with the SEC on July 2, 2020;

•those portions of our Definitive Proxy Statement on Schedule 14A filed on July 2, 2020 specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

•our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on June 18, 2020, the quarterly period ended June 30, 2020, filed with the SEC on August 10, 2020, and the quarterly period ended September 30, 2020, filed with the SEC on November 9, 2020;

•our Current Reports on Form 8-K filed with the SEC on March 20, 2020, April 8, 2020, April 17, 2020, May 11, 2020, June 9, 2020, August 12, 2020, December 15, 2020, December 16, 2020, January 6, 2021, January 28, 2021, February 16, 2021, and March 10, 2021.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement through our website, http://www.townsquaremedia.com/

equity-investors, and from the SEC at its website, www.sec.gov. Copies of the definitive agreements will also be made available to you without charge by contacting us at investors@townsquaremedia.com.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Steven Price
Steven Price
Executive Chairman of the Board of Directors

APPENDIX A

AMENDMENT TO THE
TOWNSQUARE MEDIA, INC.
2014 OMNIBUS INCENTIVE PLAN

January 27, 2021

This Amendment (this “Amendment”) to the Townsquare Media, Inc. 2014 Omnibus Incentive Plan (the “Plan”), dated as of January 27, 2021, has been approved by the board of directors and the holders of a majority of the issued and outstanding shares of Townsquare Media, Inc., a Delaware corporation (the “Company”).

AMENDMENT

Section 1.    Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Plan.

Section 2.    Authority to Amend the Plan. Pursuant to Article XII of the Plan, the Board may amend the Plan at any time for any purpose, which may at the time be permitted by law. The Board has determined that this Amendment does not materially and adversely affect any Participant’s rights under any outstanding Award, and as such, Participant approval is not required to effectuate this Amendment.

Section 3.    Amendment to the Plan. Section 4.1 of the Plan is hereby amended by deleting the first sentence of such section in its entirety and replacing such sentence with the following, in order to increase the number of shares of Common Stock reserved for issuance with respect to Awards:

“The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 27,000,000 (subject to any increase or decrease pursuant to Section 4.2) (the “Share Reserve”), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.”

Section 4.    Effect on the Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

Section 5.    Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

Section 6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

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